Exhibit 99.4

ELECTION STATEMENT

In connection with the Agreement and Plan of Merger, dated as of September 25, 2012, by and among

Columbia Banking System, Inc. (“Columbia”), West Coast Bancorp (“West Coast”) and Sub.

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DO NOT MAIL THIS ELECTION STATEMENT TO COLUMBIA OR WEST COAST

PLEASE DO NOT SEND YOUR WEST COAST STOCK CERTIFICATES AT THIS TIME. A SEPARATE LETTER OF TRANSMITTAL AND INSTRUCTIONS FOR SUBMITTING YOUR STOCK CERTIFICATES WILL BE DELIVERED TO YOU AFTER CONSUMMATION OF THE MERGER.

You are receiving this Election Statement because you are a holder of West Coast Series B Preferred Stock (“West Coast Series B Preferred Stock”). As a holder of West Coast Series B Preferred Stock, you have the right, at your option, to convert any or all of your shares of West Coast Series B Preferred Stock into the merger consideration as if such shares had been converted immediately prior to the effective time of the Merger into the number of shares of West Coast common stock into which such shares would be convertible assuming a Mandatory Conversion Date (as defined in the terms of the West Coast Series B Preferred Stock) had occurred, and are entitled to the same election, proration and allocation procedures applicable to the West Coast common stock.

DIRECT ANY QUESTIONS TO AMERICAN STOCK TRANSFER & TRUST COMPANY (the “EXCHANGE AGENT”) AT (877) 248-6417 or (718) 921-8317.

INFORMATION ABOUT YOU AND YOUR SHARES

Name(s) and Address of Registered Holder(s)

If there is any error in the name or address

shown below, please make the necessary

corrections.

DESCRIPTION OF SHARES

(Please fill in. Attach separate schedule if needed.)

Certificate No(s)	Number of shares of West Coast Series B Preferred Stock	Number of shares of West Coast common stock (as converted) (Number of shares of Series B Preferred Stock times ten (10))

TOTAL SHARES

This Election Statement is being delivered in connection with the Agreement and Plan of Merger, dated as of September 25, 2012 (the “Merger Agreement”), by and among Columbia, West Coast and Sub (as defined in the Merger Agreement). The Merger Agreement provides for the acquisition of West Coast by Columbia through the merger of a direct wholly-owned subsidiary of Columbia with and into West Coast, with West Coast continuing as the surviving corporation (the “Merger”). As soon as reasonably practicable following the Merger, and as part of a single integrated transaction, the surviving corporation will be merged with and into Columbia. This election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Statement. In particular, the Merger Agreement contains allocation and proration provisions to ensure that the aggregate amount of cash that would be paid in the Merger is equal to the Total Cash Amount (as defined in the Merger Agreement). Accordingly, you understand that the preferences you may express in this Election Statement with respect to the kind of merger consideration you wish to receive may not be satisfied in full depending upon the preferences of other West Coast shareholders. Any adjustments to the elections will be made in accordance with the proration and allocation procedures set forth in the Merger Agreement that is attached as Appendix A to the joint proxy statement/prospectus dated January     , 2013 (the “Joint Proxy Statement”). The Joint Proxy Statement has been separately mailed to you. The undersigned acknowledges receipt of the Joint Proxy Statement. As a holder of West Coast Series B Preferred Stock, you have the right, at your option, to convert any or all of your shares of West Coast Series B Preferred Stock into the merger consideration as if such shares had been converted immediately prior to the effective time of the Merger into the number of shares of West Coast common stock into which such shares would be convertible assuming a Mandatory Conversion Date (as defined in the terms of the West Coast Series B Preferred Stock) had occurred, and are entitled to the same election, proration and allocation procedures applicable to the West Coast common stock. Accordingly, this Election Statement is being delivered to you for purposes of electing to receive cash, stock, or a unit consisting of a mix of cash and stock, and the merger consideration that you will receive will be subject to the election and proration procedures described in the Merger Agreement. BEFORE MAKING YOUR ELECTION, YOU ARE ENCOURAGED TO READ CAREFULLY THE ENTIRE MERGER AGREEMENT AND JOINT PROXY STATEMENT (INCLUDING ANNEXES THERETO AND DOCUMENTS INCORPORATED THEREIN BY REFERENCE) AND THE ACCOMPANYING INSTRUCTIONS TO THIS ELECTION STATEMENT AND CONSULT WITH YOUR PERSONAL FINANCIAL AND TAX ADVISORS PRIOR TO DECIDING WHICH ELECTION TO MAKE. The tax consequences to a holder will vary depending upon the election made and other factors. See the section of the Joint Proxy Statement entitled “Material United States Federal Income Tax Consequences of the Merger.”

ELECTION OPTIONS (MARK ONLY ONE BOX)

☐ ALL STOCK ELECTION: Exchange all of my shares of West Coast Series B Preferred Stock (on an as converted basis) for shares of Columbia common stock, plus cash in lieu of fractional shares (the “Stock Election”).

☐ ALL CASH ELECTION: Exchange all of my shares of West Coast Series B Preferred Stock (on an as converted basis) for cash (the “Cash Election”).

☐ COMBINATION OF STOCK AND CASH ELECTION: Exchange all of my shares of West Coast Series B Preferred Stock (on an as converted basis) for a combination of shares of Columbia common stock and cash based on the percentages of cash and stock to be paid by Columbia in the Merger (the “Mixed Election”).

See the section entitled “Risk Factors” in the Joint Proxy Statement for a discussion of factors you should consider in making your election.

PLEASE SEND IN YOUR COMPLETED ELECTION STATEMENT AS SOON AS POSSIBLE AFTER YOUR RECEIPT OF THIS FORM. To make an election, an Election Statement must be received by the Exchange Agent before 5:00 p.m., Pacific Time, on the day prior to the fifth business day prior to the completion of the Merger, which is referred to as the “Election Deadline.” The actual Election Deadline is not currently known. Columbia and West Coast will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Columbia’s and West Coast’s website (https://www.columbiabank.com/) and (https://www.wcb.com/home/home), respectively (ii) a joint press release issued by Columbia and West Coast, and (iii) the filing by each of Columbia and West Coast of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission. If a holder of West Coast Series B Preferred Stock does not submit a properly completed and signed Election Statement that is received by the Exchange Agent prior to the Election Deadline, such holder will be deemed not to have made an election, and such holder’s shares of Series B Preferred Stock will be converted into preference securities of Columbia, as described in the Joint Proxy Statement.

If some or all of your shares of West Coast Series B Preferred Stock are held in “street name” by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares, and follow those instructions.

As soon as reasonably practicable following the effective time of the Merger, and in any event no later than five (5) business days after such effective time, the Exchange Agent will mail to each holder of record of shares which, immediately prior to the effective time, represented shares of West Coast Series B Preferred Stock, (i) a Letter of Transmittal and (ii) instructions for effecting the surrender of their shares of West Coast Series B Preferred Stock, whether held in certificated or book-entry form.

REQUIRED SIGNATURES — All holders must sign below.

X

Signature of holder	Date

X

Signature of holder (if joint account)	Date

Social Security Number or Employer Identification Number

[XXX-XX-XXXX]

INSTRUCTIONS FOR COMPLETING THE ELECTION STATEMENT

Although you are not being requested to submit your stock certificates at this time, please be aware that all holders of West Coast shares must surrender their West Coast stock certificates to American Stock Transfer & Trust Company as the Exchange Agent in order to receive the merger consideration that they are electing. A separate Letter of Transmittal will be delivered to you after the consummation of the Merger along with instructions for effecting the surrender of your shares of West Coast Series B Preferred Stock, whether held in certificated or book-entry form. Until West Coast stock certificates are received by the Exchange Agent, together with such documents as the Exchange Agent may require, and until such documents are processed for exchange by the Exchange Agent, the holder of such West Coast stock certificates will not receive Columbia shares and/or cash consideration (or any dividends or other distributions payable on any such Columbia shares). No interest will accrue on the cash consideration, the cash in lieu of fractional shares or such dividends.

If your West Coast stock certificates are lost, stolen or destroyed, please contact the Exchange Agent at the number listed above prior to consummation of the Merger.

The section entitled “Election Option” in this Election Statement allows holders of West Coast Series B Preferred Stock to elect to receive merger consideration in the form of shares of Columbia common stock (a “Stock Election”), cash (a “Cash Election”), or a combination of Columbia shares and cash (a “Mixed Election”). If a holder of West Coast Series B Preferred Stock does not submit a properly completed and signed Election Statement that is received by the Exchange Agent prior to the Election Deadline, such holder will be deemed not to have made an election, and such holder’s shares of Series B Preferred Stock will be converted into preference securities of Columbia, as described in the Joint Proxy Statement.

YOU MUST SUBMIT A COMPLETED ELECTION STATEMENT AS SOON AS POSSIBLE AFTER RECEIPT OF THIS FORM. To make an election, an Election Statement must be received by the Exchange Agent before 5:00 p.m., Pacific Time, on the day prior to the fifth business day prior to the completion of the Merger, which is referred to as the “Election Deadline.” The actual Election Deadline is not currently known. Columbia and West Coast will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Columbia’s website ((https://www.columbiabank.com/) and West Coast’s website (https://www.wcb.com/home/home), respectively; (ii) a joint press release issued by Columbia and West Coast; and (iii) the filing by each of Columbia and West Coast of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission. If you fail to submit an Election Statement that is received by the Exchange Agent prior to the Election Deadline, or if your Election Statement is improperly completed and/or is not signed, you will be deemed not to have made an election and your shares of Series B Preferred Stock will be converted into preference securities of Columbia, as described in the Joint Proxy Statement.

Your election is subject to certain terms, conditions and limitations that have been set out in the Merger Agreement and the Joint Proxy Statement provided to you in connection with the West Coast shareholders’ meeting being held to consider and vote to approve the Merger Agreement and other related matters. The Merger Agreement is included as Appendix A to the Joint Proxy Statement. Extra copies of the Joint Proxy Statement may be requested from Columbia at 253-305-0276 or West Coast at 503-598-3248.

INSTRUCTION 1. ELECTIONS, CERTIFICATES AND SHARE ALLOCATIONS. You may select ONE of the following options on the Election Statement: (l) Stock Election, (2) Cash Election, or (3) Mixed Election. Please read the section entitled “The Merger” in the Joint Proxy Statement for a discussion of these options and the allocation and proration procedures associated with them. In order to make a valid election, you must complete the section above entitled “Election Option” to indicate the desired form of merger consideration. To properly complete this form, each holder of Series B Preferred Stock must also complete the section entitled “Information About You and Your Shares” by specifying the number of each West Coast stock certificate in the column under the heading “Certificate Number” and the number of West Coast shares of Series B Preferred Stock represented by each West Coast stock certificate in the column under the heading “Number of Shares” beside each certificate number. All holders of West Coast Series B Preferred Stock will be required to surrender their West Coast stock certificates to the Exchange Agent in order to receive the merger consideration. As described in Joint Proxy Statement, the aggregate merger consideration consists of $264,468,650 in cash (subject to adjustment in certain circumstances) (the “Total Cash Amount”) and the product of 12,809,525 shares of Columbia common stock multiplied by the volume weighted average price of Columbia common stock for the twenty trading day period beginning on the twenty fifth day before the effective time of the Merger. Because the aggregate amount of cash and stock to be paid in the Merger is fixed, all elections are subject to the proration and allocation procedures described in the Merger Agreement and the Joint Proxy Statement to ensure that the aggregate amount of cash that would be paid in the Merger is equal to the Total Cash Amount.

INSTRUCTION 2. ELECTION DEADLINE. YOU MUST SUBMIT A COMPLETED ELECTION STATEMENT AS SOON AS POSSIBLE AFTER RECEIPT OF THIS FORM. To make an election, an Election Statement must be received by the Exchange Agent before 5:00 p.m., Pacific Time, on the day prior to the fifth business day prior to the completion of the Merger. The actual Election Deadline is not currently known. Columbia and West Coast will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Columbia’s website ((https://www.columbiabank.com/) and West Coast’s website (https://www.wcb.com/home/home), respectively; (ii) a joint press release issued by Columbia and West Coast; and (iii) the filing by each of Columbia and West Coast of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission. The Exchange Agent will have reasonable discretion to determine whether any Election Statement is received on a timely basis and whether an Election Statement has been properly completed. Any such determinations are conclusive and binding.

INSTRUCTION 3. REVOCATION OR CHANGE OF ELECTION STATEMENT. Prior to the Election Deadline, any Election Statement may be revoked or changed by written notice to the Exchange Agent from the person submitting such Election Statement, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made. Following any proper revocation, unless a properly completed Election Statement is thereafter properly submitted and received by the Exchange Agent prior to the Election Deadline, you will be deemed not to have made an election and your shares of Series B Preferred Stock will be converted into preference securities of Columbia, as described in the Joint Proxy Statement.

INSTRUCTION 4. SIGNATURES ON ELECTION STATEMENT.

a)	All signatures must correspond exactly to the name written on the face of the West Coast stock certificates without alteration, variation or any change whatsoever.

b)	If this Election Statement is signed by a person(s) other than the record holder(s) of the West Coast stock certificates delivered (other than as set forth in paragraph (c) below), such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate.

c)	If this Election Statement is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the West Coast stock certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

INSTRUCTION 5. DELIVERY OF ELECTION STATEMENT. This Election Statement, properly completed and duly executed, should be delivered to the Exchange Agent at the address set forth on the front of the Election Statement. Insert in the box at the top of the Election Statement the certificate number(s) of the West Coast Series B Preferred Stock certificate(s) which you own and the number of shares represented by each certificate.

INSTRUCTION 6. HOLDERS WHO ARE NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES.

Each holder of record of West Coast shares is entitled to make an election covering all West Coast shares actually held of record by such holder. Nominee record holders, which include brokers, trustees or any other person that holds West Coast shares in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of West Coast shares held through such nominee record holders, but such elections must be made on one Election Statement. Beneficial owners who are not record holders are not entitled to submit Election Statements. If some or all of your shares of West Coast Series B Preferred Stock are held in “street name” by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares, and follow those instructions. Persons submitting an Election Statement on behalf of a registered stockholder as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 4 above.

INSTRUCTION 7. MISCELLANEOUS. Neither Columbia or West Coast, nor the Exchange Agent is under any duty to give notification of defects in any Election Statement. Columbia, West Coast and the Exchange Agent shall not incur any liability for failure to give such notification, and each of Columbia, West Coast and the Exchange Agent has the absolute right to reject any and all Election Statements not in proper form or to waive any irregularities in any Election Statement. ALL ELECTION STATEMENTS WILL BE VOID AND OF NO EFFECT IF THE MERGER AGREEMENT IS TERMINATED FOR ANY REASON.

INSTRUCTION 8. INFORMATION AND ADDITIONAL COPIES. All inquiries with respect to the completion of the Election Statement, including requests for additional copies of the Election Statement, should be made directly to the Exchange Agent at (877) 248-6417 or (718) 921-8317.